Exhibit (p)(1)

Code of Ethics

Effective October 1, 2021

MML Investment Advisers, LLC

MML Distributors, LLC

MassMutual Select Funds

MassMutual Premier Funds

MassMutual Advantage Funds

MML Series Investment Fund

MML Series Investment Fund II

MassMutual Access Funds

TABLE OF CONTENTS

PART ONE - INTRODUCTION AND APPLICABILITY

1.1	INTRODUCTION	4
1.2	APPLICABILITY - SUPERVISED PERSONS AND ACCESS PERSONS	4
1.3	APPLICABILITY - DISINTERESTED TRUSTEES	5

PART TWO - STANDARDS OF BUSINESS CONDUCT

2.1	STANDARDS OF BUSINESS CONDUCT	6
2.2	OTHER COMPLIANCE REQUIREMENTS	6
2.3	CODE CERTIFICATION	6
2.4	REPORTING VIOLATIONS OF THE CODE	6
2.5	IDENTIFYING SUPERVISED PERSONS	6

PART THREE - GENERAL PROHIBITIONS AND RESTRICTIONS

3.1	GENERAL PROHIBITIONS	7
3.2	PURCHASE, SALE, OR OTHER DISPOSITION OF SECURITIES	7
3.3	PURCHASE, SALE, OR EXCHANGE OF INTERESTS IN A MASSMUTUAL FUND	7
3.4	INSIDER TRADING	7
3.5	CONFIDENTIALITY OF ADVISORY CLIENT TRANSACTIONS	8
3.6	DISCLOSURE OF MASSMUTUAL FUND PORTFOLIO HOLDINGS	8
3.7	INVESTMENT CLUBS	8
3.8	SERVICE ON BOARDS OF TRUSTEES OR DIRECTORS	8
3.9	LIMITED OFFERINGS AND INITIAL PUBLIC OFFERINGS - ACCESS PERSONS RESTRICTED	8
3.10	FALSE RUMORS	8

PART FOUR - SUPERVISED PERSONS - PERIODIC REPORTING OBLIGATIONS

4.1	OVERVIEW	9
4.2	METHOD OF PERIODIC REPORTING	9
4.3	INITIAL AND QUARTERLY MASSMUTUAL FUNDS CERTIFICATION REQUIREMENTS	9
4.4	INITIAL AND QUARTERLY MASSMUTUAL FUNDS ACCOUNT DISCLOSURES AND CERTIFICATIONS	9
4.5	DUPLICATE MASSMUTUAL FUNDS ACCOUNT CONFIRMATIONS AND STATEMENTS	10

PART FIVE - ACCESS PERSONS - PERIODIC REPORTING OBLIGATIONS

5.1	OVERVIEW	11
5.2	METHOD OF PERIODIC REPORTING	11
5.3	INITIAL HOLDINGS REPORT AND CERTIFICATION REQUIREMENTS	11
5.4	INITIAL AND QUARTERLY PERSONAL SECURITIES ACCOUNT DISCLOSURES AND CERTIFICATIONS	12
5.5	MAINTENANCE OF REPORTABLE ACCOUNTS	12

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

TABLE OF CONTENTS (Continued)

PART FIVE - ACCESS PERSONS - PERIODIC REPORTING OBLIGATIONS

5.6	INITIAL AND QUARTERLY MASSMUTUAL FUNDS CERTIFICATION REQUIREMENTS	12
5.7	QUARTERLY TRANSACTION REPORT AND CERTIFICATION REQUIREMENTS	12
5.8	ANNUAL HOLDINGS REPORT AND CERTIFICATION REQUIREMENTS	13
5.9	REPORTABLE ACCOUNT STATEMENTS AND DUPLICATE CONFIRMATIONS	13
5.10	MANAGED ACCOUNTS	13

PART SIX - OBLIGATION OF PORTFOLIO ACCESS PERSONS TO PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS

6.1	PORTFOLIO ACCESS PERSON PRE-CLEARANCE REQUIREMENT	15
6.2	HOW TO OBTAIN PRE-CLEARANCE	15

PART SEVEN - VIOLATIONS OF THE CODE / NO LIABILITY FOR LOSSES

7.1	PENALTIES FOR VIOLATIONS OF THE CODE	16
7.2	SUPERVISORY PROCEDURES AND PERSONAL LIABILITY	16
7.3	NO LIABILITY FOR LOSSES	16

PART EIGHT - SPECIAL REQUIREMENTS FOR DISINTERESTED TRUSTEES

8.1	CODE POLICIES FOR DISINTERESTED TRUSTEES	17
8.2	STANDARD OF CONDUCT FOR DISINTERESTED TRUSTEES	17
8.3	GENERAL PROHIBITION	17
8.4	PURCHASE, SALE, OR OTHER DISPOSITION OF SECURITIES	17
8.5	PURCHASE, SALE, OR EXCHANGE OF INTERESTS IN A MASSMUTUAL FUND	18
8.6	REPORTING EXEMPTION	18
8.7	CERTIFICATE OF COMPLIANCE	18
8.8	VIOLATIONS OF THE CODE	18

PART NINE - CODE ADMINISTRATION

9.1	CODE INTERPRETATION AND ADMINISTRATION	19
9.2	AMENDMENTS TO THE CODE	19
9.3	DISTRIBUTION AND ACKNOWLEDGEMENT OF THE CODE	19
9.4	POLICY AND PROCEDURE IMPLEMENTATION	19
9.5	RECORDKEEPING	19
9.6	REPORTING	20

APPENDIX A - DEFINITIONS		21

APPENDIX B - EXEMPTIONS		27

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART ONE – INTRODUCTION AND APPLICABILITY

1.1           Introduction

The Code has been adopted by (a) MML Investment Advisers; (b) the MassMutual Funds; and (c) Principal Underwriter, in compliance with Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act.

1.2          Applicability – Supervised Persons and Access Persons

The Code applies to Supervised Persons. Supervised Persons are: (a) all officers, directors, associates, and temporary personnel (including contractors, co-ops and interns) of MML Investment Advisers who are involved in MML Investment Advisers’ investment advisory business or have access to non-public information regarding MML Investment Advisers’ investment advisory activities; (b) any Person providing investment advice on behalf of MML Investment Advisers that is subject to the supervision or control of MML Investment Advisers; and (c) all Access Persons (a subset of Supervised Persons).

An Access Person is:

•	Any associate, temporary personnel, officer, director, or any other person providing investment advice on behalf of MML Investment Advisers that is subject to the supervision and control of MML Investment Advisers who:

(a)	has access to non-public information regarding any Advisory Client's purchase or sale of Securities;

(b)	has access to non-public information regarding the portfolio holdings of any Reportable Fund;

(c)	is involved in making Securities recommendations to Advisory Clients; or

(d)	has access to non-public Securities recommendations to Advisory Clients.

•	Any director, trustee, or officer of any MassMutual Fund or MML Investment Advisers.

•	Any natural person in a control relationship to the MassMutual Funds or MML Investment Advisers who obtains information concerning recommendations made to the MassMutual Funds with regard to the purchase or sale of Securities by the MassMutual Funds.

•	Any director, trustee, officer, or associate of MML Investment Advisers (or any company in a control relationship to the MassMutual Funds or MML Investment Advisers) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a MassMutual Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

•	Any director, officer or general partner of a principal underwriter to a MassMutual Fund who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by a MassMutual Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the MassMutual Fund regarding the purchase or sale of a Security.

Every Supervised Person is expected to fully understand and comply with the policies and procedures set forth in the Code. If you have any questions regarding the Code or its applicability in a particular situation, you are responsible for discussing your questions with the Code Administrator to ensure that you remain in compliance with the Code at all times. A current copy of the Code and any subsequent amendments may be obtained on the Compliance page on the MassMutual Intranet, or in the Electronic Reporting System, or by contacting the Code of Ethics Administration Team.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

1.3          Applicability – Disinterested Trustees

Notwithstanding the definition of Access Person set forth in both APPENDIX A and PART ONE of the Code, Disinterested Trustees of the MassMutual Funds are only required to comply with the requirements set forth in PART EIGHT of the Code.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART TWO – STANDARDS OF BUSINESS CONDUCT

2.1          Standards of Business Conduct

The following standards of business conduct govern the activities (including personal Securities transactions) of Supervised Persons and the interpretation and administration of the Code:

•	Supervised Persons have an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the MassMutual Funds and other Advisory Clients;

•	Supervised Persons must comply with all laws, rules, and regulations, including, in particular, the Federal Securities Laws; and

•	All personal Securities transactions must be conducted in a manner consistent with the requirements of the Code.

Supervised Persons must recognize that the Code cannot and does not attempt to identify all possible conflicts of interest or legal duties, and literal compliance with each of its specific provisions will not shield Supervised Persons from liability for conduct that violates the standards of business conduct set forth above.

2.2          Other Compliance Requirements

In addition to the Code, MML Investment Advisers, MassMutual, the Principal Underwriter, and the MassMutual Funds each maintain additional compliance-oriented requirements, including codes, guidelines, policies and procedures. Supervised Persons must comply with all compliance-oriented requirements applicable to them.

2.3          Code Certification

Each Supervised Person must provide a written (or electronic) acknowledgement of their initial receipt of the Code and any amendments to the Code, copies of which are to be provided by the Code Administrator, and certification that they will comply with the provisions of the Code (including any amendments to the Code).

2.4          Reporting Violations of the Code

Any Supervised Person who knows or has reason to believe that the Code has been or may be violated must bring such actual or potential violation to the immediate attention of the CCO or Code Administrator. It is a violation of the Code for a Supervised Person to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of the Code, unless doing so conflicts with a legal or regulatory right afforded to the Supervised Person. No person will be subject to penalty or reprisal for reporting in good faith suspected violations of the Code by others.

2.5          Identifying Supervised Persons

Supervised Persons with managerial responsibilities must ensure timely notification to the Code of Ethics Administration Team: (i) when any new or existing person in their department becomes subject to the Code; or (ii) when any person in their department ceases to be subject to the Code (e.g., by reason of a change in job responsibilities, job transfer, or job termination).

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART THREE - GENERAL PROHIBITIONS AND RESTRICTIONS

3.1          General Prohibitions

In connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by an Advisory Client (including the MassMutual Funds), a Supervised Person may not:

•	Knowingly use information concerning the investment intentions of (or influence) the investment decision making process of such Advisory Client for personal gain, in a manner inconsistent with the Code, or detrimental to the interests of such Advisory Client;

•	Employ any device, scheme, or artifice to defraud such Advisory Client;

•	Make an untrue statement of a material fact to such Advisory Client;

•	Omit to state a material fact necessary in order to make any statement made to such Advisory Client in light of the circumstances under which it is made, not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon such Advisory Client; or

•	Engage in any manipulative practice with respect to such Advisory Client.

3.2          Purchase, Sale, or Other Disposition of Securities

Supervised Persons may not purchase, sell, or otherwise dispose of any Reportable Security over which the Supervised Person has or obtains Beneficial Interest or Control with actual knowledge that, simultaneously, the same Reportable Security is being purchased or sold or Being Considered for Purchase or Sale by or on behalf of any Advisory Client (including a MassMutual Fund). However, this prohibition does not apply to Gifts of Reportable Securities.

3.3          Purchase, Sale, or Exchange of Interests in a MassMutual Fund

Supervised Persons may not purchase, sell, or exchange interests (whether directly or indirectly, for example, through an insurance company separate account) in a MassMutual Fund while in possession of material, non-public information about that MassMutual Fund. However, this prohibition does not apply to the purchase, sale, or exchange of interests pursuant to a rebalance program, payroll contributions, or loans that were established prior to coming into possession of this information. Nor does this prohibition apply to shadow investments by a Supervised Person under a MassMutual deferred compensation program.

3.4          Insider Trading

In addition to other policies, Supervised Persons who are also employees of MML Investment Advisers’ parent organization, MassMutual, are subject to MassMutual's separate insider trading policies and procedures. In general, Supervised Persons are prohibited from: (a) trading Securities, either personally or on behalf of others, while in possession of material, non-public information; and (b) communicating material, non-public information to others in violation of the law.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

3.5          Confidentiality of Advisory Client Transactions

Until publicly disclosed, all non-public information concerning Securities Being Considered for Purchase or Sale by or on behalf of any Advisory Client must be kept confidential and disclosed by a Supervised Person only on a need to know basis in accordance with applicable policies and procedures adopted by MML Investment Advisers.

3.6          Disclosure of MassMutual Fund Portfolio Holdings

Until publicly disclosed, a MassMutual Fund's portfolio holdings are proprietary, confidential business information and may only be disclosed by a Supervised Person in a manner consistent with the MassMutual Fund's policy and procedures governing the dissemination of information about the MassMutual Fund's portfolio holdings. In general, the policy is designed to assure that information about portfolio holdings is distributed in a manner that conforms to applicable laws and regulations.

3.7          Investment Clubs

Supervised Persons are prohibited from participating or holding an interest in any Investment Club.

3.8          Service on Boards of Trustees or Directors

In addition to other policies, Supervised Persons who are also employees of MML Investment Advisers’ parent organization, MassMutual, are subject to MassMutual’s Code of Conduct restrictions regarding service on boards of trustees and directors of business and non-business entities. In addition, Supervised Persons may serve on an investment-related committee of the following only with written approval from the CCO or Code Administrator:

•	a non-business entity (e.g., charitable or civic organization);
•	a business entity (other than an investment-related committee of MML Investment Advisers or a MML Investment Advisers affiliate); or
•	a board of directors or trustees of such entities.

3.9          Limited Offerings and Initial Public Offerings – Access Persons Restricted

Access Persons may not directly or indirectly acquire Beneficial Interest or Control in a Limited Offering (also known as a "private placement") without the express, prior written approval of the CCO or Code Administrator.

Access Persons may not purchase any investment in an Initial Public Offering (except purchases of shares of a savings association, insurance company, or similar institution, under an existing right as a depositor or policyholder), without the express, prior written approval of the CCO or Code Administrator.

Access Persons seeking to acquire pre-clearance approval for investments in Limited Offerings and/or Initial Public Offerings need to complete the Private Placement and IPO Participation Request Form and submit to the CCO or Code Administrator. The Private Placement and IPO Participation Request Form is available on the Electronic Reporting System.

3.10        False Rumors

Federal Securities Laws prohibit the deliberate or reckless use of manipulative devices or activities      with an intention to affect the securities markets, including the intentional creation or spreading of false or unfounded rumors or other information. Accordingly, a Supervised Person may not      communicate information regarding companies or markets that he or she knows to be false.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART FOUR - SUPERVISED PERSONS - PERIODIC REPORTING OBLIGATIONS

4.1          Overview

All Supervised Persons must periodically make written disclosures and compliance certifications regarding the MassMutual Funds, and may be required to report information about their investments in the MassMutual Funds. The method and timing for these certifications and reports are specified below.

4.2          Method of Periodic Reporting

MML Investment Advisers maintains an intranet-based personal securities reporting and certification module (the "Electronic Reporting System"), which Supervised Persons are expected to use to make online submissions of their required Initial and Quarterly reports and certifications.

Supervised Persons who are unable to report through the Electronic Reporting System (i.e., persons who are not a designated user of the Electronic Reporting System or otherwise unable to access the software) must submit their required periodic reports and certifications in paper form to the Code Administrator.

4.3          Initial and Quarterly MassMutual Funds Certification Requirements

Supervised Persons must provide an initial written (or electronic) certification acknowledging their understanding that they may not purchase, sell, or exchange interests (whether directly or indirectly, for example, through an insurance company separate account) in a MassMutual Fund while in possession of material, nonpublic information about that MassMutual Fund. The Initial MassMutual Funds Certification is due within ten (10) calendar days after the person became a Supervised Person.

In addition, Supervised Persons must provide a quarterly written (or electronic) certification acknowledging that they have not purchased, sold, or exchanged interests (whether directly or indirectly, for example, through an insurance company separate account) in a MassMutual Fund while in possession of material, nonpublic information about that Fund. Each Supervised Person’s Quarterly MassMutual Funds Certification is due to the Code Administrator within thirty (30) days after the end of each calendar quarter.

4.4          Initial and Quarterly MassMutual Funds Account Disclosures and Certifications

Supervised Persons must provide an Initial MassMutual Funds Account Report that discloses all accounts in which they hold a direct or indirect interest in a MassMutual Fund, other than their respective MassMutual Thrift Plan. The Initial MassMutual Funds Account Report is due within ten (10) calendar days after the person became a Supervised Person.

Supervised Persons are required to provide a Quarterly MassMutual Funds Account Report that confirms all existing accounts in which they hold a direct or indirect interest in a MassMutual Fund, other than their respective MassMutual Thrift Plan. Supervised Persons are also required to report any new account opened during the quarter in which the Supervised Person has a direct or indirect interest in a MassMutual Fund. Each Supervised Person’s Quarterly MassMutual Funds Account Report is due to the Code Administrator within thirty (30) days after the end of each calendar quarter. This requirement also extends to the Immediate Household Family members of a Supervised Person. Note: Supervised Persons should refer to the definition of Immediate Household Family to understand the circumstances under which they are required to report MassMutual Funds Accounts of their Immediate Household Family members. Any questions should be directed to the Code Administrator.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

4.5          Duplicate MassMutual Funds Account Confirmations and Statements

Each Supervised Person must provide the Code of Ethics Administration Team a letter of authorization to access account transactions involving a MassMutual Fund and/or obtain periodic statements for accounts in which the Supervised Person holds a direct or indirect interest in a MassMutual Fund, if requested by the Code Administrator. In addition, each Supervised Person must provide copies of periodic account statements for accounts in which the Supervised Person holds a direct or indirect interest in a MassMutual Fund, if requested by the Code Administrator.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART FIVE - ACCESS PERSONS - PERIODIC REPORTING OBLIGATIONS

5.1          Overview

All Access Persons must periodically make written disclosures and compliance certifications regarding personal investments in Reportable Securities in which they have Beneficial Interest or Control, unless the Access Person has been granted an exception or exemption by the CCO or is covered by an exception or exemption under Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. As required by Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act, all Initial and Annual Holdings Reports and Quarterly Transaction Reports must be made within the time periods and contain all of the applicable information specified below.

Note: Access Persons should refer to the definitions of Beneficial Interest or Control and Immediate Household Family to understand the circumstances under which they are required to report Securities holdings and transactions of their Immediate Household Family members. Any questions should be directed to the Code Administrator.

5.2          Method of Periodic Reporting

MML Investment Advisers maintains an intranet-based personal securities reporting and certification module (the "Electronic Reporting System"), which Access Persons are expected to use to make and certify online submissions of their required Initial and Annual Holdings Reports, Quarterly Transaction Reports and related certifications.

Access Persons who are unable to report through the Electronic Reporting System (i.e., persons who are not a designated user of the Electronic Reporting System or otherwise unable to access the software) must certify and submit their required periodic reports and certifications in paper form to the Code Administrator.

5.3          Initial Holdings Report and Certification Requirements

New Access Persons must file an Initial Holdings Report that discloses the following information:

•	The title and type of each Reportable Security in which they have any Beneficial Interest or Control;

•	The exchange ticker symbol or CUSIP number (as applicable) for each Reportable Security;

•	The number of shares or principal amount (as applicable) of each Reportable Security;

•	The name of any broker, dealer, or bank with which the Access Person maintains a Reportable Account; and

•	The date the Initial Holdings Report is submitted by the Access Person.

This Initial Holdings Report is due to the Code Administrator within ten (10) calendar days after the person became an Access Person and the information must be current as of a date no more than forty-five (45) calendar days prior to the date the person became an Access Person.

An Access Person must submit with his or her Initial Holdings Report a certification that he or she: (i) has read and understands the Code; (ii) recognizes that he or she is subject to the Code; (iii) will comply with the Code requirements; and (iv) has disclosed or reported all required Reportable Securities holdings and Reportable Accounts.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

5.4          Initial and Quarterly Personal Securities Account Disclosures and Certifications

Access Persons must provide an Initial Reportable Account Certification that discloses any Reportable Account. The Initial Reportable Account Certification is due within ten (10) calendar days after the person became an Access Person.

Access Persons are required to provide a Quarterly Reportable Account Certification that confirms existing Reportable Accounts. Each Access Person’s Quarterly Reportable Account Certification is due to the Code Administrator within thirty (30) days after the end of each calendar quarter. These requirements also extend to the Immediate Household Family members of Access Persons. Note: Access Persons should refer to the definition of Immediate Household Family to understand the circumstances under which they are required to report the aforementioned accounts. Any questions should be directed to the Code Administrator.

5.5          Maintenance of Reportable Accounts

Newly established Reportable Accounts must be promptly reported in the Electronic Reporting System and reflected on applicable Reportable Account Certifications. After closing a Reportable Account, Access Persons are required to promptly indicate the closure of the account in the Electronic Reporting System. If Reportable Securities are being transferred to another account in connection with the account closure, the Access Person is required to promptly notify the Code Administrator to ensure that the transferred Reportable Securities are properly reflected in the Access Person’s Electronic Reporting System profile.

5.6          Initial and Quarterly MassMutual Funds Certification Requirements

New Access Persons must provide an initial written (or electronic) certification acknowledging their understanding that they may not purchase, sell, or exchange interests (whether directly or indirectly for example, through an insurance company separate account) in a MassMutual Fund while in possession of material, nonpublic information about that MassMutual Fund. The Initial MassMutual Funds Certification is due within ten (10) calendar days after the person became an Access Person.

In addition, Access Persons must provide a quarterly written (or electronic) certification acknowledging that they have not purchased, sold, or exchanged interests (whether directly or indirectly for example, through an insurance company separate account) in a MassMutual Fund while in possession of material, nonpublic information about that Fund. Each Access Person’s Quarterly MassMutual Funds Certification is due to the Code Administrator within thirty (30) days after the end of each calendar quarter.

5.7          Quarterly Transaction Report and Certification Requirements

All Access Persons must file a Quarterly Transaction Report that discloses the following information about each Reportable Security transaction in which they have, or as a result of the transaction acquired, Beneficial Interest or Control during the quarter covered by the Quarterly Transaction Report:

•	The date of the transaction (“trade date”);
•	The title of the Reportable Security;
•	The exchange ticker symbol or CUSIP number (as applicable);
•	The interest rate and maturity date (as applicable);
•	The number of shares or principal amount (as applicable);

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

•	The nature of the transaction (e.g., purchase, sale, or any other type of acquisition or disposition);
•	The price at which the transaction was effected;
•	The name of the broker, dealer, or bank through which the transaction was effected;
•	With respect to any Reportable Account established by the Access for the direct or indirect benefit of the Access Person, the name of the broker, dealer, or bank with whom the Access Person established the account and the date the account was established; and
•	The date the Quarterly Transaction Report is submitted by the Access Person.

Each Access Person’s Quarterly Transaction Report is due to the Code Administrator within thirty (30) calendar days after the end of each calendar quarter. Each Access Person's Quarterly Transaction Report must also include a certification that the submitted Quarterly Transaction Report includes all information required to be reported pursuant to this Section 5.7.

5.8          Annual Holdings Report and Certification Requirements

All Access Persons must file an Annual Holdings Report that discloses the following information:

•	The title and type of each Reportable Security in which they have Beneficial Interest or Control;

•	The exchange ticker symbol or CUSIP number (as applicable) for each Reportable Security;

•	The number of shares or principal amount (as applicable) of each Reportable Security;

•	The name of any broker, dealer, or bank with which the Access Person maintains a Reportable Account; and

•	The date the Annual Holdings Report is submitted by the Access Person.

Each Access Person’s Annual Holdings Report is due to the Code Administrator within thirty (30) calendar days of MML Investment Advisers’ fiscal year end (December 31st) and must be current as of a date no more than forty-five (45) calendar days prior to the date this information is filed with the Code Administrator. Each Access Person must submit each Annual Holdings Report with a certification that he or she: (i) has read and understands the Code; (ii) recognizes that he or she is subject to the Code; (iii) has complied with the Code requirements; and (iv) has disclosed or reported all violations of the Code and all required Reportable Securities holdings and Reportable Accounts. This report is required even if there are no Reportable Securities holdings currently held in any accounts.

5.9          Reportable Account Statements and Duplicate Confirmations

Each Access Person must arrange for the Code of Ethics Administration Team to receive duplicate copies of trade confirmations of Reportable Securities transactions and, if requested by the Code Administrator, periodic account statements for Reportable Accounts.

5.10        Managed Accounts

Access Persons with Managed Accounts must provide documentation (e.g., copy of the investment management agreement) to substantiate that such accounts are in fact Managed Accounts. Once this is done, the Code Administrator is permitted to issue a written exemption to the above reporting requirements (i.e., Initial Holdings Report, Quarterly Transaction Reports, Annual Holdings Reports and Duplicate Brokerage Confirmations and Statements) for the Managed Account if, after reviewing the applicable documentation, it is concluded that the Access Person (or Immediate Household Family member) does not have direct or indirect influence or control over the Managed Account, does not suggest any particular Securities transactions or allocations in the account to the applicable trustee or third-party discretionary manager (e.g., financial adviser or professional money manager), and does not instruct the applicable trustee or third-party discretionary manager to execute any particular Securities transactions or allocations in the account. Periodically thereafter, the Code of Ethics Administration Team may request documentation from the Access Person or the Access Person’s broker to confirm that investment control still resides with an uninterested third party.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

Access Persons must enter their (including Immediate Household Family members) Managed Accounts in the Electronic Reporting System and such accounts must appear on applicable Initial and Quarterly Reportable Account Certifications.

In the event the nature of the Managed Account changes (e.g., Access Person and/or Immediate Household Family member suggests or instructs the applicable trustee or third-party discretionary manager to purchase or sell any particular Securities in the Managed Account), Access Persons must immediately notify the Code Administrator.

Access Persons with Managed Accounts will be required to confirm annually the status of their Managed Accounts.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART SIX - OBLIGATION OF PORTFOLIO ACCESS PERSONS TO PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS

6.1          Portfolio Access Person Pre-Clearance Requirement

Certain Access Persons, including those who have direct access to daily trading activity and portfolio holdings, may be designated by the Code Administrator as “Portfolio Access Persons” and are subject to the requirements of the pre-clearance requirements set forth in this PART SIX. Portfolio Access Persons may not purchase, sell or otherwise acquire or dispose of any Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Control without obtaining pre-clearance approval of such transaction from the Code Administrator or through the Electronic Reporting System unless the Security transaction is exempt from the pre-clearance requirement. See APPENDIX B of the Code for a list of certain Securities transactions exempt from the Access Person pre-clearance requirement. Pre-clearance is valid only for the business day it is obtained except as otherwise provided by the Code Administrator.

Note: Portfolio Access Persons should refer to the definitions of Beneficial Interest or Control and Immediate Household Family to understand the circumstances under which they are required to pre-clear Securities transactions of their Immediate Household Family members. Any questions should be directed to the Code Administrator.

6.2          How to Obtain Pre-Clearance

MML Investment Advisers maintains the Electronic Reporting System to facilitate Portfolio Access Person pre-clearance. Except as indicated below, each Portfolio Access Person must use the Electronic Reporting System when obtaining pre-clearance of Securities transactions. In cases where a Portfolio Access Person is unable to pre-clear via the Electronic Reporting System (e.g., person is not a designated user of the Electronic Reporting System, is on vacation/business travel, or the transaction involves bonds or Limited Offerings/Initial Public Offerings), such Portfolio Access Person must contact the Code of Ethics Administration Team and obtain written (or electronic) pre-clearance approval.

The Code Administrator documents and archives all pre-clearance requests, approvals and waivers as required by securities regulations.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART SEVEN - VIOLATIONS OF THE CODE / NO LIABILITY FOR LOSSES

7.1          Penalties for Violations of the Code

Penalties for violating the Federal Securities Laws can be severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to penalties even if he or she does not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided ("disgorgement"), jail sentences, fines for the person committing the violation, and fines for the employer or other controlling person.

In addition, any violation of the Code is subject to the imposition of sanctions by the Code Administrator (as authorized by the CCO) as may be deemed appropriate under the circumstances to comply with the purposes of applicable SEC rules and the Code. These sanctions could include, without limitation, fines, bans on personal trading, disgorgement of trading profits, and personnel action, including termination of employment, where appropriate.

7.2          Supervisory Procedures and Personal Liability

All Supervised Persons with managerial responsibility are responsible for the reasonable supervision of their staff to prevent and detect violations of the Code and applicable rules and regulations. Failure to perform adequate oversight can result in the manager being held personally liable for violations of the Federal Securities Laws and the Code.

7.3          No Liability for Losses

MML Investment Advisers, the MassMutual Funds, Principal Underwriter, MassMutual and other MassMutual Affiliates and/or any Advisory Clients will not be liable for any losses incurred or profits avoided by any Supervised Person resulting from the implementation or enforcement of the Code. Supervised Persons must understand that their ability to buy and sell Securities may be limited by the Code and that trading activity by the MassMutual Funds and/or any other Advisory Clients may affect the timing of when a Supervised Person can buy or sell a particular Security.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART EIGHT - SPECIAL REQUIREMENTS FOR DISINTERESTED TRUSTEES

8.1          Code Policies for Disinterested Trustees

Unless otherwise indicated, a Disinterested Trustee who meets the definition of Supervised Person or Access Person, solely by reason of his or her position as a trustee of a MassMutual Fund, must only comply with PART EIGHT of the Code.

8.2          Standard of Conduct for Disinterested Trustees

The fiduciary principles that govern personal investment activities and conduct of Disinterested Trustees with respect to each MassMutual Fund for which he or she serves as a trustee include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of the MassMutual Fund;

•	The requirement that all personal securities transactions be consistent with the Code and each Disinterested Trustee's fiduciary duty to the MassMutual Fund; and

•	The requirement to comply with the Federal Securities Laws.

8.3          General Prohibition

No Disinterested Trustee, in connection with the purchase, sale, or disposition of a Security Held or to be Acquired by a MassMutual Fund for which he or she serves as a trustee, may directly or indirectly:

•	Use information concerning the investment intentions of or influence the investment decision making process of the MassMutual Fund or its investment adviser for personal gain or in a manner detrimental to the interests of the MassMutual Fund;

•	Employ any device, scheme, or artifice to defraud the MassMutual Fund;

•	Make an untrue statement of a material fact to such MassMutual Fund;

•	Omit to state a material fact necessary in order to make any statement made to the MassMutual Fund, in light of the circumstances under which it is made, not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by the MassMutual Fund; or

•	Engage in any manipulative practice with respect to the MassMutual Fund.

8.4          Purchase, Sale, or Other Disposition of Securities

No Disinterested Trustee of a MassMutual Fund may purchase, sell, or otherwise dispose of any Security if the Disinterested Trustee has actual knowledge that such Security is Being Considered for Purchase or Sale by or on behalf of the MassMutual Fund. However, this prohibition does not apply to Gifts of Reportable Securities.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

8.5          Purchase, Sale, or Exchange of Interests in a MassMutual Fund

No Disinterested Trustee of a MassMutual Fund may not purchase, sell, or exchange interests (whether directly or indirectly, for example, through an insurance company separate account) in a MassMutual Fund while in possession of material, non-public information about that MassMutual Fund. However, this prohibition does not apply to shadow investments by the Disinterested Trustee under the MassMutual Funds’ deferred compensation program.

8.6          Reporting Exemption

Disinterested Trustees are exempt from filing (i) an Initial Holdings Report or an Annual Holdings Report and (ii) a Quarterly Transaction Report in accordance with Part FIVE of the Code except where the Disinterested Trustee learned about or knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the fifteen (15)-day period immediately before and after the Disinterested Trustee's transaction in a Security, such Security is or was purchased or sold by the MassMutual Fund, or its investment adviser considered purchasing or selling such Security.

8.7          Certificate of Compliance

Within thirty (30) calendar days after the end of each calendar year, each Disinterested Trustee is required to submit a written statement to the Code Administrator that he or she has complied with the requirements of the Code applicable to Disinterested Trustees.

8.8          Violations of the Code

Sanctions for violation of the Code by a Disinterested Trustee of a MassMutual Fund will be determined by a majority vote of other Disinterested Trustees in accordance with the Declaration of Trust and Bylaws of the MassMutual Fund.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

PART NINE - CODE ADMINISTRATION

9.1          Code Interpretation and Administration

The CCO is responsible for establishing policies and procedures for the administration of the Code; granting exceptions or exemptions to any provision of the Code, on an individual or a class basis, provided that such exceptions or exemptions are consistent with the spirit of the principles of the Code; appointing one or more Code Administrators and defining the scope of his or her authority and day-to-day responsibilities (in addition to those specified in the Code); considering and approving amendments to the Code; and reviewing and considering any decisions made by the Code Administrator at the request of a Supervised Person or involving sanctions imposed related to Code violations.

9.2          Amendments to the Code

The CCO may amend the Code as necessary or appropriate to achieve the purposes of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. Material amendments to the Code will be reported to MML Investment Advisers’ Board of Directors at least annually.

For the MassMutual Funds, the respective Boards of Trustees must approve any material changes to the codes of ethics of the MassMutual Funds and their investment adviser (including subadvisers) and Principal Underwriter within six (6) months of the adoption of the material change, in accordance with the requirements of Rule 17j-1 under the Investment Company Act.

9.3          Distribution and Acknowledgement of the Code

The Code Administrator is required to provide each Supervised Person with a copy of the Code and any amendments, and require every Supervised Person to provide a written (or electronic) acknowledgement of his or her initial receipt of the Code and any amendments to the Code and certification that he or she will comply with the provisions of the Code (including any amendment to the Code).

9.4          Policy and Procedure Implementation

The Code Administrator may adopt such additional policies and procedures as deemed necessary or appropriate to implement the Code and comply with the purpose of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act, including procedures (a) to identify and notify all Supervised Persons and Access Persons and inform them of their reporting obligations, and (b) by which the reports required by PART FOUR and PART FIVE of the Code are reviewed.

9.5          Recordkeeping

The Code Administrator maintains or causes to be maintained, the following records:

•	A copy of the Code or any predecessor Code which has been in effect during the most recent five (5)-year period;

•	A record of any violation of the Code, or any predecessor Code, and of any action taken as a result of such violation in the five (5)-year period following the end of the fiscal year in which the violation took place;

•	A record of any material exceptions or exemptions to any provision of the Code in the five (5)-year period following the end of the fiscal year in which the exception or exemption was granted;

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

•	A list of all persons currently or within the most recent five (5)-year period who are or were required to make reports pursuant to the Code, or any predecessor Code, or who are or were responsible for reviewing these reports, along with a copy of all acknowledgements of each person's receipt of the Code, Initial Holdings Report, Annual Holdings Reports, Quarterly Transaction Reports, and duplicate trade confirmations and reportable account statements (as applicable) filed during that same period;

•	A copy of each report made by the CCO pursuant to Section 9.6 of the Code for a period of five (5) years from the end of the fiscal year of MML Investment Advisers and of each MassMutual Fund, as applicable, in which such report is made or issued; and

•	A record of the approval of, and rationale supporting, the acquisition of Securities by Access Persons in Initial Public Offerings and Limited Offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.

The aforementioned records will be maintained for the first two years in the principal office of MML Investment Advisers and in an easily accessible place for the time period required by applicable SEC rules thereafter.

9.6          Reporting

The CCO or his or her designee will:

•	Prepare a quarterly report containing a description of any material violation of the Code during the past quarter, any material exceptions or exemptions to any provision of the Code during the past quarter, and any other significant information concerning the application of the Code. The CCO or his or her designee will submit a quarterly report to MML Investment Advisers’ Board of Directors and the Board of Trustees of each MassMutual Fund potentially affected.

•	Prepare and submit a written report at least annually that: (i) describes any issues arising under the Code since the last report, including information about material violations of the Code or procedures and sanctions imposed in response to the material violation; (ii) summarizes existing procedures concerning personal investment activities and any changes in the procedures made during the previous year; and (iii) identifies any recommended changes to the Code or the procedures thereunder. The CCO or his or her designee will submit this report to MML Investment Advisers’ Board of Directors and the Board of Trustees of each MassMutual Fund.

•	Annually certify to the Board of Trustees of each MassMutual Fund that the MassMutual Fund, Principal Underwriter, and MML Investment Advisers have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

APPENDIX A - DEFINITIONS

Access Person

An Access Person is:

•      Any associate, temporary personnel, officer, director, or any other person providing investment advice on behalf of MML Investment Advisers that is subject to the supervision and control of MML Investment Advisers who:

(a)      has access to non-public information regarding any Advisory Client’s purchase or sale of Securities;

(b)      has access to non-public information regarding the portfolio holdings of any Reportable Fund;

(c)      is involved in making Securities recommendations to Advisory Clients; or

(d)      has access to non-public Securities recommendations to Advisory Clients.

•     Any director, trustee, or officer of any MassMutual Fund or MML Investment Advisers.

•     Any natural person in a control relationship to the MassMutual Fund or MML Investment Advisers who obtains information concerning recommendations made to the MassMutual Fund with regard to the purchase or sale of Securities by the MassMutual Fund.

•     Any director, trustee, officer, or associate of MML Investment Advisers (or any company in a control relationship to the MassMutual Funds or MML Investment Advisers) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a MassMutual Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

•     Any director, officer or general partner of a principal underwriter to a MassMutual Fund who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by a MassMutual Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the MassMutual Fund regarding the purchase or sale of a Security.

Advisers Act	Investment Advisers Act of 1940, as amended.

Advisory Client	Any person or entity that has an investment advisory or investment subadvisory services agreement with MML Investment Advisers.

Automatic Investment Plan	A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Automatic Investment Plans include automatic dividend reinvestment plans.

Being Considered for Purchase or Sale	A Security is deemed as Being Considered for Purchase or Sale when a recommendation to purchase or sell such Security has been made to a portfolio manager and the portfolio manager seriously considers acting on the recommendation.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

Beneficial Interest or Control

Any interest by which: (a) a Supervised Person exercises direct or indirect influence or control over the purchase, sale or other disposition of a Security; or (b) a Supervised Person or any member of his or her Immediate Household Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

Examples of indirect monetary/financial interests include, but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Supervised Person for providing investment advisory services; and (c) a person's rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CCO	The term CCO refers to the person designated as the Chief Compliance Officer for MML Investment Advisers.

Closed-End Investment Company	A Closed-End Investment Company is a registered investment company that issues a fixed number of shares and is usually traded on a major stock exchange. In contrast, an Open-End Investment Company (i.e., mutual fund) continuously offers new shares to the public and repurchases shares at net asset value.

Code	The Code means this Code of Ethics of MML Investment Advisers, the MassMutual Funds, and Principal Underwriter adopted pursuant to SEC Rules 17j-1 and 204A-1 and as amended from time to time.

Code Administrator	Code Administrator refers to the person (or persons) designated by the CCO to be primarily responsible for the day-to-day administration of the Code.

Code of Ethics Administration Team	The Code of Ethics Administration Team of MML Investment Advisers.

Direct Obligations of the Government of the United States	Any security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities). It is important to note that indirect obligations of the Government of the United States (e.g., agency bonds, Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) Securities) are not Direct Obligations of the Government of the United States.

Disinterested Trustee	A trustee of a MassMutual Fund who is not an “interested person” of the MassMutual Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

Electronic Reporting System	The on-line reporting system used by MML Investment Advisers and the MassMutual Funds to facilitate compliance with certain periodic reporting and pre-clearance obligations imposed under the Code, also known as the FIS PTA System.

Federal Securities Laws	The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the SEC or the U.S. Department of the Treasury, and any amendments to the above-mentioned statutes.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

Gift of Reportable Securities	The transfer of Reportable Securities where there is no consideration given or received: (i) between or among the Supervised Person and his/her Immediate Household Family; or (ii) receipt of Reportable Securities over which the Supervised Person or his/her Immediate Household Family does not control the timing.

High Quality Short-term Debt Instruments	Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

Immediate Household Family	Related by blood, marriage, domestic partnership (registered or unregistered) or civil union, and living in the same household and includes: any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other,” partner, sibling, mother-, father-, son-, daughter-, brother or sister-in-law, and any adoptive relationships. The CCO or Code Administrator, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest or Control of Securities held by members of the Supervised Person's Immediate Household Family does not exist or is too remote for purposes of the Code.

Initial Public Offering	An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club	A group of people who pool their assets in order to make joint decisions (typically a vote) on which Securities to buy, hold or sell.

Investment Company Act	Investment Company Act of 1940, as amended.

Limited Offering	A Securities offering that is exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

Managed Account	A Securities account for which an Access Person or Immediate Household Family member has completely relinquished decision-making authority to a financial adviser/professional money manager (who is not a family member or not otherwise covered by this Code) and does not have direct or indirect control or influence. This requires that the Access Person or Immediate Household Family member does not suggest or direct any particular Securities transactions or allocations in an account to a trustee or third-party discretionary manager and does not instruct a trustee or third-party discretionary manager to execute any particular Securities transactions or allocations in an account. Such accounts are often referred to as “professionally managed,” or “controlled” or “managed” accounts.

MassMutual	Massachusetts Mutual Life Insurance Company, the parent organization of MML Investment Advisers.

MassMutual Affiliate	All Persons directly or indirectly controlled by MassMutual.

MassMutual Fund(s)	MassMutual Select Funds, MassMutual Premier Funds, MassMutual Advantage Funds, MML Series Investment Fund, MML Series Investment Fund II, and MassMutual Access Funds.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

MML Investment Advisers No Direct or Indirect Control

MML Investment Advisers, LLC

Purchases, sales or dispositions of Securities over which a Supervised Person has no direct or indirect influence or control (e.g., a "blind trust"). A Supervised Person does not suggest or direct any particular Securities transactions or allocations in an account to a trustee or third-party discretionary manager, and does not instruct a trustee or third-party discretionary manager to execute any particular Securities transactions or allocations in an account.

Open-End Investment Company	An Open-End Investment Company (e.g., a mutual fund) is a registered investment company that continuously issues new shares to the public and repurchases shares at net asset value.

Person	Any natural person or entity.

Portfolio Access Person	Certain Access Persons designated as such by the Code Administrator who are subject to additional pre-clearance requirements as set forth in Part Six of this Code.

Principal Underwriter	MML Distributors, LLC serves as the principal underwriter for the MassMutual Select Funds, most of the MassMutual Premier Funds, the MassMutual Access Funds and certain classes of the MML Series Investment Fund and MML Series Investment Fund II. ALPS Distributors, Inc. serves as the principal underwriter for certain MassMutual Premier Funds and the MassMutual Advantage Funds. ALPS Distributors, Inc. is not an affiliated person of the MassMutual Funds or MML Investment Advisers and none of its officers, directors, or general partners serve as an officer, director, or general partner of the MassMutual Funds or MML Investment Advisers.

Pro Rata Distributions	Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer.

Reportable Account	Any account maintained at a broker, dealer, or bank in which an Access Person has Beneficial Interest or Control and holds, or has the ability to hold, a Reportable Security. These include accounts carried in the Access Person’s name, either individually or jointly, or as a member of a partnership, by an Immediate Household Family member, or other accounts in which an Access Person exercises investment discretion or control on behalf of another person or entity.

Reportable Fund(s)	Any Closed-End or Open-End Investment Company or unit investment trust for which MML Investment Advisers or a MML Investment Advisers affiliate serves as an investment adviser (or subadviser), or principal underwriter.

Reportable Security	All Securities except those Securities listed as exempt from the Initial and Annual Holdings Report and Quarterly Transaction Report requirements on APPENDIX B of the Code.

SEC	U.S. Securities and Exchange Commission.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

Security (also Securities)	A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, or Section 2(a)(36) of the Investment Company Act. Examples include but are not limited to any note, stock, treasury stock, security future, financial futures contract or option thereon, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.” The definition of Security applies regardless of the registration status or domicile of registration of said Security (i.e., the term Security includes both private placements and publicly-traded securities as well as domestic and foreign securities).

Security Held or to be Acquired	A Security that, within the most recent 15 days, (i) is or has been held by MML Investment Advisers and/or an Advisory Client or (ii) is being or has been considered for purchase by MML Investment Advisers for itself and/or its Advisory Clients. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Security that was held or considered.

Supervised Person(s)	Supervised Persons are: (a) all officers, directors, associates, and temporary personnel (including contractors, co-ops and interns) of MML Investment Advisers who are involved in MML Investment Advisers’ investment advisory business or have access to non-public information regarding MML Investment Advisers’ investment advisory activities; (b) any Person providing investment advice on behalf of MML Investment Advisers that is subject to the supervision or control of MML Investment Advisers; and (c) all Access Persons (a subset of Supervised Persons).

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

APPENDIX B – EXEMPTIONS

Exemption	Securities Exempt from: Initial Holdings Report, Annual Holdings Reports, and Quarterly Transaction Reports of PART FIVE of the Code	Securities Exempt from The Pre-Clearance Requirement of Section 6.1 of the Code
Direct Obligations of the Government of the United States	Yes	Yes
Bankers Acceptances	Yes	Yes
Bank Certificates of Deposits	Yes	Yes
Commercial Paper	Yes	Yes
High Quality Short-Term Debt Instruments	Yes	Yes
Repurchase Agreements	Yes	Yes
Shares Issued by Money Market Funds	Yes	Yes
No Direct or Indirect Control Over Account	Yes	Yes
Automatic Investment Plans ("AIP")[1]

Not reportable on Quarterly Transaction Reports. However, the existence of AIPs must be reported on the Initial Holdings Report (or upon the opening of the plan) and shares added to holdings due to an AIP must be updated on Annual Holdings Reports.

Yes
Exchange Traded Funds and Exchange Traded Notes	No	Yes
Pro Rata Distributions	No	Yes
Dividend Reinvestments and Involuntary Purchases or Sales[2]	Not reportable on Quarterly Transaction Reports. However, involuntary purchases or sales must be updated on Annual Holdings Reports.	Yes
Gifts of Reportable Securities (see Section 3.2)	No

•   Yes for any gift of reportable securities received.

•   Yes for any gift of reportable securities given to immediate household family members.

•   No for any gift or donation of reportable securities to persons outside of the immediate household family.

Managed Accounts	Yes	Yes
Municipal Bonds	No	Yes

Complete definitions for italicized terms may be found in APPENDIX A of the Code.

529 Plans and Underlying Investment Options	Yes – Please note, however, that you must report on the Initial Reportable Account Certification any 529 Plans that are advised, managed, or sponsored by an affiliate of MML Investment Advisers, or that includes an investment option that is advised by such affiliate.	Yes
Open-End Investment Companies[3]

Open-End Investment Companies that are not Reportable Funds[4] are exempt. Open-End Investment Companies that are Reportable Funds must be reported unless held through a MassMutual 401(k) Plan[5].

In addition, you must report on the Initial Reportable Account Certification any variable annuity or variable life insurance product that includes a Reportable Fund as an investment option.

Yes

1	Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.

2	Involuntary purchases or sales would include, by way of example, stock dividends, call of a debt security, and stock spin-offs of shares to existing security holders.

3	Closed-End Investment Companies are not exempt.

4	Reportable Funds include all registered funds advised or subadvised by MML Investment Advisers, or any other MML Investment Advisers affiliate.

5	Holdings of Reportable Funds in the MassMutual 401(k) Plan or any other MassMutual offered benefit plan do not need to be separately reported, unless directed by the CCO or Code Administrator. Such holdings will be deemed incorporated into the reports submitted by Access Persons. The CCO or Code Administrator also may direct you to report transactions in a variable annuity or variable life insurance product that includes a Reportable Fund as an investment option.

Complete definitions for italicized terms may be found in APPENDIX A of the Code.